Exhibit 10.4
                          GROUND LEASE




          THIS GROUND LEASE (the "Ground Lease"), entered into and effective June__ , 1997 (the "Effective Date"), is by and between BAYER CORPORATION, an Indiana corporation, ("Bayer") and EL DORADO NITROGEN COMPANY, an Oklahoma corporation ("EDNC").

                           W I T N E S S E T H:

          WHEREAS, Bayer owns and operates a chemical manufacturing facility located in Baytown, Chambers County, Texas (the "Bayer Baytown Plant") where, among other manufacturing processes, it engages in a manufacturing process that consumes nitric acid meeting certain agreed-upon specifications ("Nitric Acid");

          WHEREAS, Bayer owns the real property on which the Bayer Baytown Plant is located ("Bayer Real Property");

          WHEREAS, Bayer, EDNC and El Dorado (as hereafter defined) have entered into that certain Baytown Nitric Acid Project and Supply Agreement (the "Project and Supply Agreement"), dated as of the Effective Date, whereby the parties have agreed that EDNC will construct and operate a chemical manufacturing facility (the "EDNC Baytown Plant") for the manufacture of Nitric Acid at the Bayer Baytown Plant;

          WHEREAS, Bayer and EDNC have also entered into that certain Services Agreement (the "Services Agreement"), dated as of the Effective Date, whereby Bayer has agreed to supply certain Utilities and Services (each as hereafter defined) to EDNC for the manufacture of Nitric Acid; and

          WHEREAS, Bayer wishes to lease to EDNC a portion of the Bayer Real Property identified as the Leased Premises in
Section 1.19 herein, upon which EDNC will construct and operate the EDNC Baytown Plant;

          NOW, THEREFORE, in consideration of the premises, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties hereby agree as follows:

SECTION 1: DEFINITIONS

          Capitalized terms not otherwise defined herein have the respective meanings assigned to them in the Project and Supply Agreement or the Services Agreement. The following terms have the respective meanings assigned to them for purposes of this Ground Lease:

          1.1 Benefitted Property - Shall have the meaning set forth in Section 5.14 hereof.

          1.2 Chemical Delivery Date - Shall have the meaning set forth in Section 5.1 hereof.

          1.3 Construction Access Easements - Shall have the meaning set forth in Section 5.1 hereof.

          1.4 Construction Easement Term - Shall have the meaning set forth in Section 5.1 hereof.

          1.5 Construction Laydown Area - Shall have the meaning set forth in Section 5.2 hereof.

          1.6 Construction Parking Easements - Shall have the meaning set forth in Section 5.3 hereof.

          1.7 Construction Staging Easements - Shall have the meaning set forth in Section 5.2 hereof.

          1.8 Cross-Block Roads - Shall have the meaning set forth in Section 5.14 hereof.

          1.9  Current Environmental Assessment - Shall mean the
Geotechnical Study and Environmental Baseline Assessment to be prepared by Geraghty & Miller, Inc. and relating to the Leased
Premises, as more fully described in Section 4.4 hereof.

          1.10 Easements - All easements granted to EDNC by Bayer in (or pursuant to) Section 5 of this Ground Lease for the purposes described therein.

          1.11 EDNC Personnel - Shall mean all officers, directors, employees, agents and invitees of EDNC.

          1.12 El Dorado - Shall mean El Dorado Chemical Company, an Oklahoma corporation.

          1.13 Environmental, Health and Safety Laws - All applicable federal, state and local laws relating to pollution or protection of human health or the environment including, without limitation, all laws, statutes, ordinances, rules, regulations, orders, codes and notices relating to releases or threatened releases of pollutants, contaminants, toxic or hazardous substances or wastes into the environment including, without limitation, the following statutes, as amended from time to time:
(a) Resource Conservation and Recovery Act ("RCRA");
(b) Comprehensive Environmental Response, Compensation and
Liability Act of 1980; (c) Superfund Amendments and
Reauthorization Act of 1986; (d) Clean Air Act, 42 U.S.C. Section 7401 et seq.; (e) The Clean Water Act, 33 U.S.C. Section 1251 et seq.;
(f) Safe Drinking Water Act, 42 U.S.C. Section 300f et seq.; and
(g) Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq.

          1.14 Existing Environmental Assessment - Shall mean the Geotechnical Study and Environmental Baseline Assessment, report number LA1387.001, dated December 9, 1996, prepared by Geraghty & Miller, Inc. and relating to the Leased Premises (as hereafter defined).

          1.15 Ground Lease Sublease - Shall mean the Ground
Lease Sublease that constitutes one of the Operative Agreements
(as hereafter defined).

          1.16 Industrial District Payments - Those taxes levied on the Bayer Baytown Plant by the City of Baytown, Texas, pursuant to the Industrial District Agreement dated April 13, 1992 and executed by and between Bayer and the City of Baytown, Texas, in the form attached hereto as Exhibit E, as it may be hereinafter amended from time to time.

          1.17 Initial Term - The initial term of this Ground Lease, commencing on the Effective Date and ending on December 31 of the tenth (10th) calendar year following the Commencement Date; provided, however, that if the Commencement Date has not occurred prior to December 31, 2008, then the initial term shall end on December 31, 2008, unless (a) sooner terminated as provided for hereunder, (b) extended in accordance with Section 2 of this Ground Lease or (c) extended for a period equal to the duration of a Force Majeure Event (as such term is defined in the Project and Supply Agreement) as agreed by the parties.

          1.18 Landlord's Lien - Shall mean any lien and/or security interest now or hereafter created under Texas statutory or common law in favor of a landlord of real property located in Texas with respect to any personal property located in or upon the Leased Premises as security for the rent payable to such landlord.

          1.19 Leased Premises - That certain tract of land in Bayer Block 12C of approximately 2.755 acres, specifically described by metes and bounds on the attached Exhibit A, situated within the Bayer Baytown Plant in Baytown, Chambers County,
Texas.

          1.20 Leasehold Improvements - Any and all improvements constructed by EDNC (whether as construction agent or otherwise) or on its behalf on the Leased Premises, including without limitation, buildings, fixtures, tanks, pipes, piperacks, powerlines, roadways, cables, conduits and other structures located on the Leased Premises and comprising the EDNC Baytown Plant.

          1.21 New Route Date - Shall have the meaning set forth in Section 5.1 hereof.


          1.22 Operative Agreements - Shall mean the following financing documents:
               (A)  Participation Agreement;
               (B) Leveraged Lease (as defined in Section 1.45 of the Project and Supply Agreement);
               (C)  Tax Indemnity Agreement;
               (D)  Trust Indenture and Security Agreement;
               (E)  Ground Lease Sublease;
               (F)  Construction Loan and Security Agreement;
               (G) Bayer Agreement (as defined in Section 1.10 of the Project and Supply Agreement); and
               (H)  Lessor's Consent to Ground Lease Sublease and

Non-Disturbance Agreement;
by and among the parties thereto, and including any other documents pertaining to such financing of the EDNC Baytown Plant, which documents Bayer shall have the right to approve in its sole discretion pursuant to Section 8.1(L) of the Project and Supply
Agreement.

          1.23 Perimeter Fence - Shall have the meaning set forth in Section 5.1 hereof.

          1.24 Permits - All necessary federal, state and local governmental permits, approvals, licenses, authorizations and consents required in connection with the design, construction and operation of the EDNC Baytown Plant, including, without limitation, all construction and environmental permits.

          1.25 Permitted Exceptions - Those matters set forth on the attached Exhibit B.

          1.26 Post-Construction Access Easements - Shall have the meaning set forth in Section 5.5 hereof.

          1.27 Post-Construction Easement Term - Shall have the meaning set forth in Section 5.5 hereof.

          1.28 Post-Construction Parking Easements - Shall have the meaning set forth in Section 5.6 hereof.

          1.29 Post-New Route Date Access Easements - Shall have the meaning set forth in Section 5.4 hereof.

          1.30 Renewal Term - Any renewal term of this Ground
Lease subsequent to the Initial Term, each of which shall be five
(5) years in duration.

          1.31 Rent - Shall have the meaning set forth in
Section 3.2 hereof.

          1.32 Reserved Easements - Shall have the meaning set forth in Section 5.14 hereof.

          1.33 Spills - Shall have the meaning set forth in the Services Agreement.

          1.34 Tap Facilities - Shall have the meaning set forth in Section 5.7 hereof.

          1.35 Term - The Initial Term and any and all Renewal
Terms of this Ground Lease.

          1.36 Termination Date - Shall mean the date of termination of the Project and Supply Agreement as that date is determined pursuant to Section 17 or Section 21 of the Project and Supply Agreement.

          1.37 Termination Fee - Shall mean the Expiration
Termination Fee, the EDNC Default Termination Fee or the Bayer
Default Termination Fee (each as defined in the Project and Supply Agreement), whichever is applicable.

          1.38 Utilities - Shall have the meaning set forth in the Services Agreement.

          1.39 Waste - Shall have the meaning set forth in the Services Agreement.

SECTION 2:  TERM

          This Ground Lease shall commence on the Effective Date and end at the conclusion of the Initial Term, unless sooner terminated pursuant to any provision hereof or extended as provided for herein. The Term of this Ground Lease shall be automatically renewed for up to six (6) successive Renewal Terms unless either party to this Ground Lease has given the other party notice of its intention not to renew this Ground Lease for the relevant Renewal Term not less than twelve (12) nor more than eighteen (18) months before the expiration of the Initial Term or any Renewal Term, as the case may be. Bayer shall have the right pursuant to Section 17 of the Project and Supply Agreement to terminate this Ground Lease if EDNC fails to complete construction and commence operations of the EDNC Baytown Plant prior to February 1, 1999.

SECTION 3:  LEASE AND USE OF LEASED PREMISES

     3.1  Lease of Leased Premises

          Bayer hereby leases to EDNC and EDNC does hereby rent and accept from Bayer the Leased Premises, provided, however, that Bayer further reserves for itself all of the oil, gas and other minerals in and under and that may be produced from the Leased Premises. EDNC hereby agrees to design and construct the EDNC Baytown Plant to meet the criteria set forth on Exhibit C of the Project and Supply Agreement.

          3.2  Rent

          (A) EDNC agrees to pay Bayer as rental (the "Rent") for the use and occupancy of the Leased Premises the amount of One Hundred Dollars ($100.00) in advance for the Initial Term and One Hundred Dollars ($100.00) for each Renewal Term. Bayer acknowledges receipt of such payment for the Initial Term and further acknowledges that such rental shall be deemed adequate consideration for all rights granted herein to EDNC.

               (B) Except as may be otherwise expressly set forth herein or in the Project Agreements, it is the intention of the parties that the Rent payable hereunder shall be absolutely net to Bayer, so that this Ground Lease shall yield to Bayer the net Rent during the Initial Term and each Renewal Term, and that all costs, expenses and obligations relating to the operation and maintenance of the Leased Premises and Leasehold Improvements shall be paid by EDNC.

          3.3  Use

               (A) EDNC shall occupy and use the Leased Premises only for the production of Nitric Acid and all activities incidental thereto or associated therewith, including, without limitation, all storage, transport and research and development activities related to EDNC's production of Nitric Acid on the Leased Premises.

               (B) Except as provided below, EDNC shall not drill or excavate on the Leased Premises without the prior written consent of Bayer, which consent shall not be unreasonably withheld. Bayer agrees that EDNC may drill or excavate, in accordance with Exhibit C of the Project and Supply Agreement, but in no event lower than thirty-two feet (32') below mean sea level (assuming a ruling grade of not less than twenty-three feet (23') above mean sea level), for:

               (1) Soil testing related to foundation design or otherwise to determine the suitability of the Leased Premises for the EDNC Baytown Plant and any future Leasehold Improvements to be constructed with Bayer's approval under
     Section 4.1(D) hereof and otherwise made in conformity with the requirements of Section 4 hereof;

               (2) The construction of the EDNC Baytown Plant and any future Leasehold Improvements to be constructed with Bayer's approval under Section 4.1(D) hereof and otherwise made in conformity with the requirements of Section 4 hereof;

               (3)  Safety or pollution control measures
     necessary in connection with the operation of the EDNC
     Baytown Plant;

               (4)  Determination of the extent of any
     contamination arising from any Spills; or

               (5) Any additional environmental studies EDNC reasonably determines to be necessary in connection with the design and construction of the EDNC Baytown Plant, including, without limitation, monitor wells that may be requested by EDNC or required by any governmental entity.


SECTION 4:  LEASEHOLD IMPROVEMENTS

          4.1  Construction and Ownership of Leasehold
               Improvements

               (A) EDNC shall have the right and obligation to construct and install on the Leased Premises all Leasehold Improvements that EDNC determines are required or desirable for its operation of the EDNC Baytown Plant; provided, however, that EDNC agrees (i) it shall, on or before the Commencement Date, construct and install such Leasehold Improvements in accordance with the site design specifications agreed upon by the parties hereto and as described more particularly on the attached
Exhibit C, and (ii) it shall design and construct such Leasehold Improvements in accordance with all applicable laws, codes and regulations. Bayer agrees that it will provide to EDNC revisions to provisions of the General Baytown Site Design Data on the attached Exhibit C relating to engineering standards, safety and industrial hygiene as updated or amended throughout the Term.

               (B) During the Term, EDNC shall own and operate the Leasehold Improvements, provided, however, that during the term of the Ground Lease Sublease, the Sublessee thereunder shall own the Leasehold Improvements. At the expiration or termination of this Ground Lease, the Leasehold Improvements shall automatically become the property of Bayer without further action by Bayer, EDNC or any other party; provided, however, that in the event that the Termination Fee is payable by Bayer, Bayer shall pay such fee.

               (C) EDNC shall prepare, file and pay all costs associated with obtaining all Permits that are required in order for EDNC to design, construct, repair, restore or operate the Leasehold Improvements on the Leased Premises, notwithstanding the fact that a Permit may be required to be issued in the name of Bayer and regardless of whether any such Permit relates to activity occurring on or outside of the Leased Premises. If requested by EDNC, Bayer shall provide to EDNC, in a timely manner, any necessary information or assistance to enable EDNC to obtain any Permits that are required in connection with design, construction, repair, restoration or operation of the Leasehold Improvements.

               (D) Following the Commencement Date, EDNC shall not make any material modifications to the Leasehold Improvements without the prior written consent of Bayer, which consent shall not be unreasonably withheld.

          4.2  Maintenance and Repair

           During the Term, EDNC shall keep and maintain the Leased Premises and the Leasehold Improvements in a good state of repair, reasonable wear and tear excepted.

          4.3  Removal

               (A) At the expiration or termination of this Ground Lease and subject to the payment by Bayer of the Termination Fee, all Leasehold Improvements shall be surrendered by EDNC to Bayer in accordance with the provisions of this
Section 4.3.

               (B) Upon the expiration or termination of this Ground Lease and subject to the payment by Bayer of any applicable Termination Fee, EDNC shall surrender to Bayer the Leased Premises, together with all Leasehold Improvements, in a condition of good quality, order and repair (reasonable wear and tear excepted), provided, however, that EDNC shall not be required to surrender to Bayer any portion of the Leased Premises that has been permanently taken as a result of eminent domain power or proceedings pursuant to Section 11.2 hereof.

          4.4  Current Environmental Assessment

          Not more than thirty (30) days prior to the scheduled date of the groundbreaking for construction, Bayer shall cause Geraghty & Miller, Inc. to take all samples necessary to prepare the Current Environmental Assessment, and shall cause Geraghty & Miller, Inc. to prepare the Current Environmental Assessment and deliver copies thereof to Bayer and EDNC. In addition, at the termination of this Ground Lease, Bayer shall promptly cause a qualified environmental engineering firm to conduct an exit assessment and provide copies thereof to EDNC and Bayer.


SECTION 5:  EASEMENTS

          5.1  Construction Access Easements

          Bayer hereby grants to EDNC the non-exclusive, temporary easements of ingress and egress over the Bayer Baytown Plant, at the locations and for the types of traffic, more particularly described on Exhibit D attached hereto, for the purposes of transporting vehicles, equipment and personnel during the initial design and subsequent construction of the Leasehold Improvements on the Leased Premises. These easements, designated "Construction Access Easements" on Exhibit D, shall have a term (the "Construction Easement Term") which commences on the Effective Date and ends on the New Route Date. The term "New Route Date" means the date upon which deliveries of process chemicals (such as nitric acid or benzene) to the EDNC Baytown Plant (or to the aniline plant which will be immediately adjacent thereto) begin in connection with the production of mononitrobenzene (the "Chemical Delivery Date"), or such earlier date which is reasonably deemed to be appropriate by Bayer if the fence which Bayer will construct around the EDNC Baytown Plant (the "Perimeter Fence") is completed prior to the Chemical Delivery Date.

          5.2  Construction Staging Easements

          Bayer hereby grants to EDNC, for the Construction Easement Term, the exclusive, temporary easement on the Bayer Baytown Plant, at the location more particularly described on Exhibit D, for use as a staging and storage area (the "Construction Laydown Area") during the construction of the Leasehold Improvements on the Leased Premises. This easement is designated the "Construction Staging Easement" on Exhibit D. EDNC shall fence, at its own expense, all staging and storage areas during any period in which the use of such areas is required.

          5.3  Construction Parking Easements

          Bayer hereby grants to EDNC, for the Construction Easement Term, the non-exclusive, temporary easement on the Bayer Baytown Plant, at the locations more particularly described on Exhibit D, for use as parking areas during the construction of the Leasehold Improvements on the Leased Premises. These easements are designated the "Construction Parking Easements" on Exhibit D.

          5.4  Post-New Route Date Access Easements

          Bayer hereby grants to EDNC the non-exclusive, temporary easements of ingress and egress over the Bayer Baytown Plant, at the locations and for the types of traffic, more particularly described on Exhibit D attached hereto, for the purposes of transporting vehicles, equipment and personnel during the initial design and subsequent construction of the Leasehold Improvements on the Leased Premises. These easements, designated "Post-New Route Date Access Easements" on Exhibit D, shall have a term which commences on the New Route Date and ends on the Commencement Date.

          5.5  Post-Construction Access Easements

          Bayer hereby grants to EDNC, for a term (the "Post-Construction Easement Term") which begins on the Commencement Date and ends on the date this Ground Lease expires or is terminated, non-exclusive, temporary easements of ingress and egress over the Bayer Baytown Plant, at the locations, and for the types of traffic, more particularly described on Exhibit D and designated "Post-Construction Access Easements" thereon, for the purpose of providing EDNC reasonable access to the Leased Premises.

          5.6  Post-Construction Parking Easements

          Bayer hereby grants to EDNC, for the Post-Construction Easement Term, non-exclusive, temporary easements of ingress and egress over the Bayer Baytown Plant, at the locations more particularly described on Exhibit D and designated "Post-Construction Parking Easements" thereon, for use as parking areas.

          5.7  Tap Easements

          Bayer hereby grants to EDNC, for a term which commences on the Effective Date and ends on the date this Ground Lease expires or is terminated, non-exclusive, temporary easements to tap into (in each case, at such points as shall be designated by Bayer) and use the following systems:

               A. Bayer's sanitary and storm sewer systems as shown on Annex D-6 attached hereto;

               B. Bayer's electrical ground-loop system, as shown on Annex D-3 attached hereto;

               C.   Bayer's fire water system, as shown on Annex
                    D-4 attached hereto; and

               D.   Bayer's pipe bridge system, as shown on
                    Annex D-5 attached hereto to the extent
                    necessary to supply ammonia, chlorine,
                    caustic and the following utilities to the EDNC Baytown Plant:
                         water;
                         nitrogen;
                         air;
                         steam;
                         electricity;
                         communication equipment; and
                         natural gas;

provided, however, that (1) the commencement of the term of such easements to tap into and use such systems shall be delayed, in the case of any system which is not available for use as of the Effective Date, until such time as it becomes available for use and (2) EDNC shall (and is hereby granted the easements necessary to) maintain, repair and replace all such pipes, wires, valves and related equipment and facilities installed by EDNC (the "Tap Facilities") to accomplish and operate such Tap Facilities from the point where such Tap Facilities enter Bayer's system back to the point where such Tap Facilities leave the EDNC Baytown Plant.

          5.8 Additional Easements Related to Leasehold Repairs and Improvements

          Bayer shall grant any other non-exclusive easements over property Bayer then owns, including, but not limited to,
(A) construction and staging easements reasonably requested by EDNC and reasonably necessary for making repairs to the Leasehold Improvements or designing and constructing additional Leasehold Improvements and (B) such other easements which, in the reasonable judgment of EDNC, are or may be necessary in order for EDNC to (1) perform its obligations under this Ground Lease and the Services Agreement and/or (2) operate the EDNC Baytown Plant. Bayer shall have the sole right to designate the locations and terms of any further easements granted under this Section 5.8; provided, however, that Bayer shall act reasonably and in good faith consult with EDNC prior to designating the locations of any such additional easements.

          5.9  Bayer's Right to Use and Grant Other Easements

          Bayer retains, reserves and shall continue to use and to grant to other parties the right to use all non-exclusive Easements and/or the areas affected thereby for any and all purposes, provided, however, that Bayer shall not materially interfere with EDNC's use of the Easements or grant to other parties the right to do so.

          5.10 Granting of Alternative Easements

          In the event the Easements or any part thereof interfere substantially with the use and occupation of the Bayer Baytown Plant or the operation of any of the improvements located at such Plant, or in the event it becomes necessary or desirable for Bayer or its successors or assigns to use the property that is subject to the Easements or any portion thereof for the construction, erection, transportation or installation of additional machinery, equipment, buildings or other facilities, then EDNC, upon receipt of written notice from Bayer, agrees to abandon, release and discharge the Easements conveyed herein, provided, however, that prior to or upon any such abandonment, release and discharge Bayer (1) promptly conveys to EDNC alternative easements that will provide EDNC with substantially equivalent rights under the same terms and conditions set forth herein and (2) promptly reimburses EDNC (either by means of direct reimbursement or by means of the Additional Capital Investment mechanism of Section 3.9 of the Project and Supply Agreement) for all reasonable costs incurred in relocating to and improving such alternative easements.

          5.11 General

          Except as expressly stated herein, the Easements granted by Bayer under or pursuant to this Section 5 are non-exclusive and are expressly subject to all other easements, leases, rights and encumbrances, whether or not recorded, at or on the Bayer Real Property and are granted without any warranty of title, express or implied, by Bayer, provided, however, that Bayer warrants to EDNC the right to use the Easements (other than those granted under Section 5.8 hereof) consistent with their terms. Unless terminated sooner pursuant to this Section 5, EDNC's rights in such Easements shall terminate upon the earlier of the expiration of the Term or the Termination Date. EDNC shall exercise reasonable efforts to use such Easements in such a manner so as to minimize disruption to the operations of Bayer, its tenants and their respective successors and assigns at the Bayer Baytown Plant.

          5.12 Rules and Regulations

          Use of all Easements granted by Bayer under or pursuant to this Section 5 shall be governed by reasonable rules and regulations promulgated by Bayer from time to time, which rules and regulations shall be uniformly applied and consistently enforced.

          5.13 Temporary Interruptions

          If in the reasonable judgment of Bayer, it becomes necessary or advisable to relocate any parking or access easements on a temporary basis (i.e., for not more than six (6) months), Bayer may do so by giving EDNC at least thirty (30) days prior written notice thereof, provided, however, that Bayer shall in good faith consult with EDNC prior to designating such temporary relocations. If in the reasonable judgment of Bayer, it becomes necessary or advisable to relocate any access easements because of any emergency, Bayer may do so immediately without giving any formal notice to EDNC.

          5.14 Reserved Easements

          Notwithstanding anything in this Ground Lease or any of the other Project Agreements, Bayer hereby reserves, for the benefit of all real property (other than the Leased Premises) which Bayer presently owns in Baytown, Texas, including without limitation, the Bayer Baytown Plant, and each portion thereof (collectively the "Benefitted Property"), the following non-exclusive, perpetual easements (collectively, the "Reserved Easements"): (A) to use, maintain, repair and replace those roads which are shown as the "Cross-Block Roads" on Annex D-6, attached hereto and (B) to locate, construct, use, operate, maintain, repair and replace and gain access to and from the following matters on, over, under and through the Leased Premises:

               (1) The electrical ground loop system, as shown on Annex D-3 attached hereto, including all conduit, wires and other equipment and facilities necessary therefor or related thereto;

               (2) The fire water system, as shown on Annex D-4 attached hereto, including all valves, pipes and other equipment and facilities necessary therefor or related thereto;

               (3) The pipe bridges and supports therefor, as shown on Annex D-5 attached hereto, together with an easement to interface and tie into the pipes of EDNC to the extent necessary to operate the systems for which such pipes were designed;

               (4) The electric power cable which connects the transformer to the electric substation, as shown on Annex D-5 attached hereto; and

               (5) All other systems, wires, conduits, pipes, valves, supports and other equipment and facilities necessary therefor or related thereto which, in the reasonable judgment of Bayer, are or may be necessary in order for Bayer to (i) perform its obligations under this Ground Lease, the Services Agreement or any of the other Project Agreements and/or (ii) utilize any utility or system which, at any time hereafter, serves not only the Leased Premises, but also any other area of the Bayer Baytown Plant as well.

          5.15 Bayer's Right to Reserve Other Easements

          Bayer retains and reserves the right, from time to time, to reserve additional easements for the benefit of the Bayer Baytown Plant on, over, under and through the Leased
Premises.

          5.16 No Material Interference

          Bayer agrees that, in the exercise of its rights under Sections 5.10 through and including 5.15 hereof, it shall not act in a manner which would materially interfere with the operations of EDNC and its permitted successors and assigns at the Leased Premises.

          5.17 Recordation of New or Alternative Easements

          Any new or alternative easement that is created pursuant to the provisions of Section 5.8, 5.10 or 5.15 hereof shall expressly terminate any easement that it replaces, shall be in recordable form and shall be recorded by Bayer with the County
Clerk of Chambers County, Texas.

SECTION 6:  COVENANTS

          6.1  Quiet Enjoyment

          Subject to Permitted Exceptions and to the performance by EDNC of its obligations under this Ground Lease, EDNC shall peaceably and quietly hold and enjoy the Leased Premises for the Term, without hindrance from Bayer, or persons or entities claiming by, through or under Bayer.

          6.2  Estoppel Certificates

          Upon not less than fifteen (15) days prior written request by a party hereto, the other party shall execute, acknowledge and deliver to the requesting party a statement in writing certifying that this Ground Lease is unmodified and in full force and effect and that the responding party has no defenses, offsets or counterclaims against its obligations to perform its covenants under this Ground Lease (or, if there have been any modifications, that this Ground Lease is in full force and effect as modified and stating the modifications and, if there are any defenses, offsets or counterclaims, setting them forth in reasonable detail). Any such statement delivered pursuant to this Section 6.2 may be relied upon by any prospective purchaser or mortgagee of Bayer's fee interest in the Leased Premises or any prospective assignee of such mortgage.

          6.3  Compliance with Environmental, Health and Safety
               Laws

          Bayer covenants and warrants that:

               (1) other than may be indicated in the Existing Environmental Assessment, it has not filed and has not been required to file any notice under any Environmental, Health and Safety Law indicating past or present treatment, storage or disposal of any Waste or reporting a Spill or release of any Waste into the environment on or from the Leased Premises;

               (2) other than may be indicated in the Existing Environmental Assessment, there is no soil contamination in, on or under the Leased Premises and no Waste has been generated, treated, stored or disposed of or placed in violation of any Environmental, Health and Safety Law on any part of the Leased Premises;

               (3) there are no underground tanks located on or under the Leased Premises;

               (4)  other than may be indicated in the Existing
Environmental Assessment, there is no contaminated groundwater on or under the Leased Premises; and

               (5) in addition to the other indemnifications contained herein or in the other Project Agreements, Bayer agrees to indemnify and hold harmless EDNC from and against any and all losses, damages, claims, costs, liabilities and expenses (including reasonable attorney's fees) arising from the soil or ground water contamination identified in the Existing Environmental Assessment or that may be identified in the Current Environmental Assessment. Without prior written consent of EDNC, which consent shall not be unreasonably withheld, Bayer shall not voluntarily undertake any remediation plans or other corrective action on the Leased Premises that would unreasonably interfere with the operations of EDNC on the Leased Premises as contemplated by the Project Agreements.

          6.4  Waiver of Landlord's Lien

          During the term of the Leveraged Lease, Bayer hereby waives any Landlord's Lien that Bayer has or hereafter acquires to the lien and security interests that will be granted by EDNC or the Sublessee with respect to the Leasehold Improvements in order to secure EDNC's or the Sublessee's obligations under the Trust Indenture and Security Agreement and the Construction Loan and Security Agreement.

SECTION 7:  LIENS

          7.1  No Liens

          Except for those liens which are expressly permitted by the Ground Lease Sublease, EDNC shall not suffer or permit to exist any liens (including consensual liens and mechanics' and materialmen's liens) to be filed against Bayer's fee interest or EDNC's leasehold interest in the Leased Premises nor against any Leasehold Improvements on the Leased Premises.

          7.2  Removal of Liens

          If any liens arising from work performed for, or material provided to, EDNC or any of its contractors or agents, or action or inaction of EDNC or any of its contractors or agents, shall be recorded against the leasehold interest in the Leased Premises or any Leasehold Improvements thereon, then EDNC shall cause the same to be removed promptly or, in the alternative, if EDNC in good faith desires to contest the same, it may do so, but in such case EDNC shall indemnify and hold Bayer harmless from all liability for damages occasioned thereby and shall, in the event of a judgment or foreclosure on said lien, cause the same to be discharged and removed prior to the execution of such judgment.

SECTION 8:  TAXES

          8.1 Industrial District Payments and Ad Valorem Taxes and Assessments

               (1) During the Term, EDNC shall be responsible for and pay all Industrial District Payments and ad valorem taxes and assessments, both general and special, levied on the Leased Premises or the Leasehold Improvements in accordance with this
Section 8.1.

               (2) EDNC will either (i) with the assistance of Bayer, execute an agreement with the City of Baytown, Texas (the "City") regarding additional payments to the City as a result of the construction of the Leasehold Improvements or (ii) timely pay to Bayer, upon Bayer's notification to EDNC, any Industrial District Payment, ad valorem tax or assessment levied on the Leased Premises or the Leasehold Improvements.

               (3) If EDNC and the City execute an agreement pursuant to Section 8.1(2) hereunder, such execution shall not relieve EDNC of liability for any taxes levied on the Leased Premises as a consequence of the Leasehold Improvements between the Effective Date and the execution of such agreement.

               (4)  If EDNC in good faith either:

                    (A)  disputes the amount of such Industrial
District Payment or ad valorem tax or assessment attributable to the value of the Leased Premises and the Leasehold Improvements; or
                    (B)  desires to contest any Industrial
District Payment or ad valorem tax or assessment on the Leased Premises and the Leasehold Improvements, then EDNC shall pay to Bayer in accordance with Section 8.1(1) any amount EDNC does not dispute and shall cause any liability arising from such failure to pay to be discharged and removed before the enforcement of any lien related to such liability.

          8.2  Other Taxes

          In addition to the above taxes, EDNC shall also pay all federal, state or local sales, excise or use taxes levied against the activities on the Leased Premises, or against the Leasehold Improvements. EDNC shall also submit a list of the personal property leased by EDNC and maintained on the Leased Premises to the appropriate official of Chambers County and shall pay all taxes applicable thereto. At the request of Bayer, EDNC shall provide Bayer with evidence of such payments.

          8.3  Information

          EDNC agrees to allow any appropriate taxing authority reasonable access to the Leased Premises and the Leasehold Improvements upon reasonable notice to EDNC and subject to compliance with Bayer and EDNC health, safety and welfare policies. EDNC also agrees to furnish such documentary information as reasonably required by such authority.

SECTION 9:  INDEMNIFICATION

          The parties shall have the indemnification rights set forth in Section 18 of the Project and Supply Agreement.

SECTION 10:  TERMINATION

          This Ground Lease:

               (1) may be terminated in accordance with the provisions of Sections 2, 11 or 13 hereof;

               (2) shall be terminated upon the termination of the Project and Supply Agreement in accordance with Sections 17 and 21 of the Project and Supply Agreement.


SECTION 11:  CASUALTY AND CONDEMNATION

          11.1  Casualty

               (1) In the event of damage or destruction to the Leased Premises or the Leasehold Improvements, EDNC agrees to restore the Leasehold Improvements to a condition consistent with the design and production capacity designated in the Project and Supply Agreement for the initial construction. In the event the Delivery Systems or other assets of Bayer reasonably related to the Nitric Acid operations at the Bayer Baytown Plant have also been damaged to an extent that renders such assets unsuitable for their intended use, EDNC shall have no obligation to restore the EDNC Baytown Plant until such Bayer assets are restored by Bayer or EDNC receives adequate assurances from Bayer that such Bayer assets shall be restored in a timely manner.

               (2)  Upon such damage or destruction to the
Leasehold Improvements described in Section 11.1(1) above and during any period of restoration, the obligations of the parties shall abate under the Project Agreements pending restoration.

          11.2  Condemnation

               (1)  Interests of Parties

               If the Leased Premises or any part thereof shall be taken for public or quasi-public purposes by condemnation as a result of any action or proceeding in eminent domain, or shall be transferred in lieu of condemnation to any authority entitled to exercise the power of eminent domain, then the interests of Bayer and EDNC in the award of consideration for such transfer and the effect of the taking or transfer on this Ground Lease shall be as provided by this Section 11.2.

               (2)  Total Taking

               In the event the entire Leased Premises is taken or so transferred, this Ground Lease and all of the right, title and interest thereunder shall terminate on the date title to such land so taken or transferred vests in the condemning authority. The proceeds of such condemnation shall first be distributed to EDNC (or, during the term of the Operative Agreements, the owner of the Leasehold Improvements) in an amount equal to (i) the Stipulated Loss Value (as such term is defined in the Operative Agreements), if the Operative Agreements are then in effect, or
(ii) the EDNC Default Termination Fee, if the Operative Agreements are no longer in effect. All excess, if any, shall be distributed to Bayer.

               (3)  Partial Taking - Termination

               In the event of the taking or transfer of only a part of the Leased Premises leaving the remainder of the Leased Premises in such location, or in such form, shape or reduced size as to be not effectively and practicably usable in the reasonable opinion of EDNC for the operation of the EDNC Baytown Plant, this Ground Lease and all right, title, and interest thereunder shall terminate on the date title to the land or the portion thereof so taken or transferred vests in the condemning authority; provided, however, that the proceeds from such partial taking shall first be distributed to EDNC (or, during the term of the Operative Agreements, the owner of the Leasehold Improvements) up to an amount equal to (i) the Stipulated Loss Value (as such term is defined in the Operative Agreements), if the Operative Agreements are then in effect, or (ii) the EDNC Default Termination Fee, if the Operative Agreements are no longer in effect. All excess, if any, shall be distributed to Bayer.

               (4)  Partial Taking - Continuation

               In the event of such taking or transfer of only a part of the Leased Premises leaving the remainder of the Leased Premises in such location and in such form, shape, or size as to be used effectively and practicably in the opinion of EDNC for the operation of the EDNC Baytown Plant, this Ground Lease shall terminate as to the portion of the Leased Premises so taken or transferred as of the date title to such portion vests in the condemning authority, but shall continue in full force and effect as to the portion of the Leased Premises not so taken or transferred. The proceeds of such partial taking shall first be distributed to EDNC (or, during the term of the Operative Agreements, the owner of the Leasehold Improvements) in an amount sufficient to compensate EDNC for the then-existing market value of the Leasehold Improvements taken and any relocation expenses for Leasehold Improvements not taken. All excess, if any, shall be distributed to Bayer.

               (5)  Voluntary Conveyance

               A voluntary conveyance by Bayer to a public utility, agency or authority under threat of a taking under the power of eminent domain in lieu of formal proceedings shall be deemed a taking within the meaning of this Section 11.2.

SECTION 12:  REMEDIES

          12.1  Remedies

          If either party fails to comply with any term or condition or fulfill any obligation imposed under this Ground Lease, then the other party may exercise any one of the remedies afforded such party under Section 16 of the Project and Supply Agreement.

          12.2  Attorneys' Fees

          If a suit or action is instituted in connection with any dispute arising out of this Ground Lease, then the prevailing party is entitled to recover reasonable costs and expenses, including reasonable attorneys' fees and other costs incurred in connection with enforcing this Ground Lease.

SECTION 13:  TERMINATION RIGHTS

          In addition to those termination rights which are expressly set forth in this Ground Lease, the obligations, rights and interests of the parties under this Ground Lease and the Project Agreements are subject to (i) termination, at the option of either party, or automatic termination, upon the occurrence of certain Events of Default and other events as more specifically described in Section 17 of the Project and Supply Agreement; or
(ii) certain rights of Bayer to pay a specified sum to EDNC and to terminate this Ground Lease if EDNC receives an offer to sell any securities of EDNC or any material portion of the EDNC Baytown Plant to a third party, upon the occurrence of a Change of Control Event, as more specifically described in Section 21 of the Project and Supply Agreement. The above-described provisions of the Project and Supply Agreement are incorporated herein by reference as if fully set forth herein.

SECTION 14:  UTILITIES AND SERVICES

          Utilities and Services will be provided to the Leased Premises in accordance with the terms and conditions of the Services Agreement. The Services Agreement, a copy of which is attached hereto as Exhibit F, is incorporated herein and made a part hereof. In the event of any inconsistency between the Services Agreement and this Ground Lease, the provisions of this Ground Lease shall control.

SECTION 15:  MISCELLANEOUS

          15.1  Notices

          Any notice, communication or statement required or permitted to be given hereunder shall be in writing and deemed to have been sufficiently given when delivered in person, or on the second Business Day following the date of transmission by U.S. certified or registered mail, return receipt requested, or on the Business Day following the date of transmission by overnight courier, to the address of the respective party below:

                    Bayer Corporation
                    100 Bayer Road
                    Pittsburgh, PA 15205-9741
                    Attn:  Controller, Polymers Division
                    Attn:  Assistant General Counsel,
                           Polymers Division

                    El Dorado Nitrogen Company
                    16 South Pennsylvania Avenue
                    Oklahoma City, Oklahoma 73107
                    Attn:  President

and to:
                    El Dorado Chemical Company
                    655 Craig Road, Suite 322
                    St. Louis, Missouri 63141
                    Attn: Vice President, Industrial Chemicals

                    LSB Industries, Inc.
                    16 South Pennsylvania Avenue
                    Oklahoma City, Oklahoma  73107
                    Attn:  General Counsel

Either party may, by notice given as aforesaid, change its address or the party that receives its notice for all subsequent notices.

          15.2  Applicable Law; Submission to Jurisdiction;
Consent to Service of Process

          The place of performance of this Ground Lease is the State of Texas and the internal laws of said State, without reference to its conflicts of laws provisions, shall govern the rights of the parties hereto. The parties hereby irrevocably submit to the jurisdiction of the United States District Court for the Southern District of Texas and consent to service of process as more fully set forth in Section 22 of the Project and Supply Agreement.

          15.3  Assignment

          EDNC shall not assign or encumber its respective rights and obligations under this Ground Lease and shall not sublease the Leased Premises, in whole or in part, to any other party without first obtaining the express written consent of Bayer, which consent may be granted or withheld by Bayer in its sole discretion, provided, however, that EDNC shall be permitted
(i) to sublease the Leased Premises and to encumber the Ground Lease Sublease but, in each case, only to the extent contemplated by the Operative Agreements, and (ii) to collaterally assign its rights under this Ground Lease to the Owner Trustee, the Construction Loan Agent and/or the Indenture Trustee under the Operative Agreements. The Ground Lease Sublease must provide that, except as expressly provided in this Ground Lease, it is subject and subordinate to the terms of this Ground Lease.

          15.4  Invalidity of Particular Provision

          If any term or provision of this Ground Lease or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Ground Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Ground Lease shall be valid and be enforced to the fullest extent permitted by law.

          15.5  Construction

          The singular form of any word used herein shall include the plural, and vice versa. The headings or titles used herein are for convenience only. They do not constitute a part of this Ground Lease and shall not affect the meaning, construction or effect of the provisions hereof and do not constitute a part of this Ground Lease. In the event of any conflict between the provisions hereof and the provisions of the Project and Supply Agreement, the provisions of the Project and Supply Agreement shall apply.

          15.6  Relationship of Parties

          Nothing contained in or done pursuant to this Ground Lease or any of the Project Agreements shall be deemed or construed by the parties hereto, or by any third party, to create the relationship of principal and agent, partnership, joint venture or any association whatsoever between Bayer and EDNC. It is expressly understood and agreed that no provisions contained in this Ground Lease, nor any acts of the parties hereto, shall be deemed to create any relationship between Bayer and EDNC other than the relationship of landlord and tenant.

          15.7  Entire Agreement

          This Ground Lease and the Project Agreements, together with all of the exhibits and schedules attached hereto and thereto, contain the entire understanding of the parties and supersede any prior understanding and agreements between them respecting the subject matter hereof and thereof. There are no agreements, arrangements or understandings, oral or written, between and among the parties hereto relating to the subject matter of this Ground Lease and the other Project Agreements that are not set forth or expressly referred to herein.

          15.8  Modification

          This Ground Lease shall not be modified or amended, except by written instrument executed by the duly authorized officers of the parties hereto.

          15.9  Recordation of Ground Lease and Termination
Notices

          The parties agree that Bayer shall cause this Ground Lease to be recorded in the office of the County Clerk of Chambers County, Texas. The parties also agree to execute, and Bayer shall record with such office, any documents which either party reasonably requests from the other in order to reflect in the public records the expiration or termination of this Ground Lease and the expiration or termination of any of the Easements.

          15.10  Dispute Resolution

          If any dispute arises concerning or related to this Ground Lease, the parties shall resolve such dispute in accordance with the dispute resolution provisions set forth in
Section 22 of the Project and Supply Agreement.

          15.11  Counterparts

          This Ground Lease may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together constitute one instrument.

          15.12  Waiver

          No waiver by Bayer or EDNC of any default or breach of any covenant, condition or stipulation herein shall be treated as a waiver of any subsequent default or breach of the same or any other covenant, condition or stipulation hereof.

          15.13  Amendment of Operative Agreements

          EDNC shall comply with each of its obligations under each of the Operative Agreements and shall not amend any of the Operative Agreements if such amendment materially adversely affects Bayer without first obtaining the prior written consent of Bayer, which consent Bayer may not unreasonably withhold.

          15.14  No Merger

          The rights and estate created by this Ground Lease shall not, under any circumstances, be deemed to have merged into any other estate or interest now owned or hereafter acquired by Bayer (or any successor or assign of Bayer) unless Bayer shall have consented to such merger in writing.

          15.15  Binding Effect

          This Ground Lease shall be binding upon, and inure to the benefit of, EDNC and Bayer and their respective permitted successors and assigns. Notwithstanding the foregoing, the rights of Bayer under this Ground Lease shall, to the extent that they relate to (or inure to the benefit of) any of the Benefitted Property (except the EDNC Baytown Plant), shall not be deemed to have been assigned to any successor or assignee of Bayer unless, and only to the extent that, Bayer (or its designated "Successor or Assignee") designates such successor or assign as "Bayer's Successor or Assignee" in a document that is executed by Bayer (or any such Bayer's Successor or Assignee) and recorded in the office of the Clerk of Chambers County, Texas.

          IN WITNESS WHEREOF, the parties hereto have executed this Ground Lease effective as of the date first above written.

EL DORADO NITROGEN COMPANY         BAYER CORPORATION



By: ______________________         By:__________________________
Name:_____________________         Name:________________________
Title:____________________         Title: ______________________





STATE of

COUNTY of



          This instrument was acknowledged before me on _____________ __, 1997, by ____________________________, the
______________________ of El Dorado Nitrogen Company, an Oklahoma corporation, on behalf of said corporation.


[SEAL OF NOTARY]                   ____________________________
                                   Notary Public in and for the
                                   State of __________________




My Commission Expires:

_______________________________    _____________________________
                                    Printed Name of Notary


STATE of___________________

COUNTY of__________________


          This instrument was acknowledged before me on _____________ __, 1997, by ____________________, the
_________________________________ of Bayer Corporation, an
Indiana corporation, on behalf of said corporation.


[SEAL OF NOTARY]                   ______________________________
                                   Notary Public in and for the
                                   State of______________________


My Commission Expires:


_______________________________    _______________________________
                                   Printed Name of Notary



                               EXHIBIT LIST



A    Metes and Bounds Description of the Leased Premises

B    Permitted Exceptions

C    Design Criteria

D    Easements

E    Industrial District Agreement

F    Services Agreement
                                 EXHIBIT A



            METES AND BOUNDS DESCRIPTION OF THE LEASED PREMISES


                            See attached copy.



                                 EXHIBIT B



                           PERMITTED EXCEPTIONS


          The lien of real estate taxes and assessments, both general and special, those matters which are set forth in items 2 through and including 13 of Schedule B to the title commitment issued by Chicago Title Insurance Company (No. 44-901-80-201789-
B) on August 26, 1996, effective May 24, 1996, and all matters shown on the survey prepared by Busch, Hutchison & Associates, Inc. (Job No. 96-1074), dated June 11, 1996 as revised through August 1, 1996.

                                 EXHIBIT C



GENERAL BAYTOWN SITE DESIGN DATA

Plants on the Bayer Baytown site are to be designed and constructed according to the then-current guidelines as outlined by Bayer design requirements in the areas of:

1.   Battery Limits/Interface

     . Piping -- preventing backflow and cross-contamination of chemicals/utilities, for example.
     .    Instrument/electrical
     .    Civil, structural, architectural
     .    Communications - phones, PA, alarms, radios, hot lines,
          data links
     .    Painting - color coding/identification (see attached
          Table of Color Codes)
     .    Noise level of 80 dBA weighted over 8 hours
     . As a minimum, the following national codes and standards - NEC, NFPA, NEMA, ACI, ASCE, AISC, ASME, ANSI, API

2.   Then-Current Long Range Site Development Plan - location of:

     .    Railroads
     .    Roads
     .    Piperacks
     .    Firewater piping
     .    Sanitary sewers
     .    Power cabling

     Improvements will be handled consistent with the then-current Long Range Site Development Plan.

3.   Overall Site Architectural Aesthetics

     . Buildings, structures, and grounds similar or equal in appearance to surrounding/adjacent Bayer plant.


DESIGN/PROCESS SAFETY

Plants on the Bayer Baytown site are to be operated in accordance with principles of OSHA 1910.119 (Process Safety Management),
Risk Management Program, and Responsible Care.

Certain Bayer procedures are recommended to be incorporated into the internal operating procedures of companies located on the Bayer sites and certain are required (those marked with an asterisk). At the orientation, Bayer will provide its current procedures (all of which are subject to modification upon reasonable prior notice) including, but not limited to, the following:

 .    Control building air intake analyzers
 .    Breathing air systems
 .    Firewater/sprinkler systems
 .    Phosgene badges and breathing air
 .    Evacuation
 .    Alarms
 .    X-rays of welding
 .    Respiratory protection
 .    Security
 .    Emergency


ENVIRONMENTAL

 .    Concrete pads and sumps shall be designed to prevent impact on ground water and Bayer environmental control systems related to process, storm, or wash waters.

 .    Tank car or truck loading/unloading -- all operations to be contained; splash loading of chemicals will not be permitted.

 .    Visible emissions, high noise levels, or objectionable odors that detract from overall community impression of Bayer and site companies will not be permitted.


LONG-TERM APPEARANCE

 .    Plants on the Bayer Baytown site are to be maintained
     similar in appearance to surrounding/adjacent Bayer plant.




                           TABLE OF COLOR CODES





UTILITY PIPING              COLOR                     FEDERAL NUMBER

Plant Air                 Med. Gray                     16314
Breathing                 White                         17925
Inst. Air                 Med. Gray                     16314
Nitrogen                  Lt. Blue                      35250
Oxygen                    White                         17925
Steam HP                  Black                         17038
Steam LP                  Black                         17038
Steam Utl.                Black                         17038
Hydrogen                  Yellow                        13655
Tower Water               Med. Gray                     16314
Chill Water               Med. Gray                     16314
Plant Water               Med. Gray                     16314
Potable Water             Med. Gray                     16314
Hot Water                 Med. Gray                     16314
Fire Water                Red                           11350
Brine                     Med. Gray                     16314
Ammonia                   Dr. Blue                      15065
Nat. Gas                  Yellow                        13655
Fuel Oil                  Yellow                        13655



PROCESS PIPING              COLOR                     FEDERAL NUMBER

Phosgene L.                Orange                       12473
Phosgene Gas               Orange                       12473
Chlorine                   Orange                       12473
Nitric Acid                Dr. Blue                     15065
Sulfuric                   Dr. Blue                     15065
HCL                        Dr. Blue                     15065
CO2                        Yellow                       13655
Freon                      Yellow                       13655
Safety Shower/             Day Glo                      38901
Eyewash                    Green                        14491
Solvents                   Yellow                       13655
Aniline                    Dr. Blue                     15065
Tanks/Vessels              Med. Green                   14491
Hand Rails                 Black                        17038


All hand rails/ladder cages, coupling guards, paint Yellow/Black.

Note: All colors are "Bayer Approved" to match existing color scheme.

                                 EXHIBIT D

          I.   Construction Access Easements.

               (1) Access to and from the Construction Laydown Area for those EDNC Personnel (except EDNC non-managerial employees) and those construction managers (which, including their administrative personnel, are herein referred to as the "Construction Managers") who are driving Company Cars (as hereinafter defined) shall be accomplished solely by way of the route which includes Highway FM 565, West Bay Road and 12th Avenue, which roads, together with all other roads referred to herein, are shown on Annexes D-1 (the "Construction Easements Drawing") and D-2 (the "Post-Construction Easements Drawing"). The term "Company Car" means a car, van, or truck that is owned or rented by EDNC or any of its construction contractors and has been authorized for entry by Bayer's security director for purposes of this Ground Lease;

               (2) Access to and from the Construction Parking Lots (as hereinafter defined) for all construction personnel (other than those Construction Managers who are driving Company
Cars) shall be accomplished solely by way of the route which includes Highway FM 1405, 9th Avenue, "A" Street and 10th Avenue;

               (3) Access to and from the Construction Parking Lots (as hereinafter defined) to and from the Construction Laydown Area (as hereinafter defined) by all construction personnel (other than those Construction Managers who are driving Company Cars) shall be accomplished solely by means of a bus or van (in either case, to be provided by EDNC, at its sole expense (the "Shuttle Bus"), provided that EDNC may permit its contractor to provide such Shuttle Bus) using the route which includes "C" Street and 11th or 12th Avenue;

               (4)  Access to and from Parking Lot A (as
hereinafter defined) for all non-managerial EDNC employees and all other EDNC Personnel who are not driving Company Cars shall be accomplished solely by means of the Applicable Route. The term "Applicable Route" means the route which Bayer designates from time to time by giving notice to EDNC, which route shall either include (a) West Bay Road, 10th Avenue and "BI" Street, or
(b) if "C" Street is constructed, FM 565, "C" Street, 10th Avenue and "BI" Street. Until Bayer notifies EDNC to the contrary, the Applicable Route shall be the one which includes West Bay Road, 10th Avenue and "BI" Street;

               (5) Access to and from Parking Lot A and the Construction Laydown Area by EDNC non-managerial employees and all other EDNC Personnel who are not driving Company Cars shall be accomplished solely by means of a bus or van (in either case, to be provided by EDNC at its sole expense), using the route which includes "C" Street and 11th or 12th Avenue; and


               (6) Access to and from the Construction Laydown Area for any construction deliveries shall be as follows: any construction deliveries which involve materials or equipment that arrive by way of the Cedar Bayou shall be unloaded at the point designated as the "Beach Area" on the Construction Easements Drawing, and then delivered to the Construction Laydown Area solely by means of the route which includes West Bay Road and 12th Avenue; all other deliveries to and from the Construction Laydown Area shall be accomplished solely by means of the route which includes Highway FM 565, West Bay Road and 12th Avenue; provided, however, that when the absorber column is delivered, the parties will cooperate with each other in order to determine an alternate route for such column, if necessary.

          II. Construction Staging Easements. The Construction Laydown Area shall be that portion of Block 11 C which is designated as the "Construction Laydown Area" on the Construction Easements Drawing. This easement includes the right to locate one (1) or more construction trailers in the southwest corner of the Construction Laydown Area.

          III. Construction Parking Easements.

               (1)  Those EDNC Personnel (except EDNC
non-managerial employees) and those Construction Managers who are driving Company Cars shall park in the Construction Laydown Area;

               (2) All construction personnel (other than those Construction Managers who are driving Company Cars) and all maintenance support personnel shall park in the areas (the "Construction Parking Lots") shown as Block 9 B1 and Block 9 B, as shown on the Construction Easements Drawing;

               (3) All EDNC non-managerial employees and all other EDNC Personnel who are not driving Company Cars shall park in Parking Lot A;

               (4)  EDNC shall park the Shuttle Bus in the
Construction Laydown Area; and

               (5) For purposes of subparagraph (2) hereof, such construction personnel may use up to a maximum of one hundred sixty-five (165) non-designated parking spaces in Block 9 B1 and Block 9 B. For purposes of subparagraph (3) hereof, such EDNC Personnel may use up to a maximum of twenty (20) non-designated parking spaces in Parking Lot A.

          IV.  Post-New Route Date Access Easements.

               (1) Access to and from the Construction Laydown Area for those EDNC Personnel (except EDNC non-managerial employees) and those Construction Managers who are driving Company Cars shall be accomplished solely by way of the route which includes Highway FM 565, West Bay Road, 10th Avenue,
"BI" Street, the ("Construction and Visitor's Gate") as shown on the Post-Construction Easement Drawing) and 13th Avenue;

               (2) Access to and from the Construction Parking Lots for all construction personnel (other than the Construction Managers who are driving Company Cars) shall be accomplished solely by way of the route which includes Highway FM 1405, 9th Avenue, "A" Street and 10th Avenue;

               (3) Access to and from the Construction Parking Lots to and from the Construction Laydown Area by construction personnel (other than Construction Managers who are driving Company Cars) shall be accomplished solely by means of a bus or van (in either case, to be provided by EDNC, at its sole expense) using the route which includes "BI" Street, the Construction and Visitor's Gate and 13th Avenue;

               (4)  Access to and from Parking Lot A (as
hereinafter defined) for all non-managerial EDNC employees and all other EDNC Personnel who are not driving Company Cars shall be accomplished solely by means of the Applicable Route;

               (5) Access to and from Parking Lot A and the Leased Premises by all non-managerial EDNC employees and all other EDNC Personnel who are not driving Company Cars shall be accomplished solely by means of walking, using the route which includes "BI" Street, the Construction and Visitor's Gate and 13th Avenue. All EDNC Personnel parking in Parking Lot A shall log in and out with their Bayer-issued identification badges at the Bayer employee gate;

               (6) Access to and from the Construction Laydown Area for any construction deliveries shall be as follows: any construction deliveries which involve materials and equipment that arrive by way of the Cedar Bayou shall be unloaded at the point designated as the "Beach Area" on the Construction Easements Drawing and then delivered to the Construction Laydown Area solely by means of the route which includes West Bay Road and 12th Avenue. All other deliveries to and from the Construction Laydown Area shall be accomplished solely by means of the route which includes West Bay Road, 10th Avenue, "BI" Street, the Construction and Visitor's Gate, 13th Avenue and those Block 12 access Roads which are shown on Annex D-6 attached hereto;

               (7)  If any deliveries are being made to the
Construction Laydown Area from the Beach Area at a time when the Perimeter Fence has been constructed, EDNC shall have the right, at its expense, to dismantle such fence and secure the area (in accordance with Bayer's security procedures, as reasonably established by Bayer's director of security) for such time and to such extent as may reasonably be necessary in order to complete such deliveries; provided, however that (a) EDNC shall, at its expense, promptly restore such fence to its previous condition, and (b) the time during which such circumstances may exist shall never exceed forty-eight (48) hours on any particular occasion;

               (8) Access to and from the Leased Premises for transporting all products, raw materials and wastes and making other deliveries (other than those which relate to any construction activities) to and from the Leased Premises shall be accomplished solely by way of the route which, in the case of inbound traffic, includes Highway FM 1405, Mobay Road, West Bay Road, Bayer's delivery gate at 17th Avenue, "D" Street, 13th Avenue, Block 12 Access Roads, and 12th Avenue, and, in the case of outbound traffic, includes Block 12 Access Roads, 13th Avenue, "D" Street, 17th Avenue, Bayer's delivery gate, West Bay Road, Mobay Road and Highway FM 1405. All deliveries made pursuant to this subsection (8) shall include checking in and out at Bayer's truck delivery gate (the "Delivery Gate") and, if appropriate, weighing in and out at Bayer's truck scale (the "Truck Scale"), in each case, as shown on the Post-Construction Easements Drawing;

               (9)  Access to and from Parking Lot B (as
hereinafter defined) by all maintenance support personnel shall be accomplished solely by way of the Applicable Route which includes Highway FM 565, West Bay Road, 10th Avenue and "BI"
Street; and

               (10) Access to and from Parking Lot B and the Leased Premises by all maintenance personnel who are entitled to park in such parking lot shall be accomplished solely by walking, using the same routes and procedures which are described in subsection V(3) of this Exhibit D, provided, however, that any maintenance personnel who are driving vehicles which are needed to support the maintenance activity that is to be performed at the Leased Premises, may proceed directly to the Leased Premises (after logging in) solely by means of the route which includes West Bay Road, 10th Avenue, "BI" Street, the Construction and Visitor's Gate and 13th Avenue.

          V.   Post-Construction Access Easements.

               (1) Access to and from the Leased Premises for those EDNC Personnel (except EDNC non-managerial employees) who are driving Company Cars shall be accomplished solely by means of the route which includes Highway FM 565, West Bay Road, 10th Avenue, the Construction and Visitor's Gate, "BI" Street and 13th Avenue;

               (2) Access to and from Parking Lot A for all EDNC non-managerial employees and all other EDNC Personnel who are not driving Company Cars shall be accomplished solely by way of the route which includes Highway FM 1405, Highway FM 565, West Bay Road, 10th Avenue and "BI" Street;

               (3) Access to and from Parking Lot A and the Leased Premises by all EDNC Personnel who are entitled to park in such parking lot shall be accomplished solely by means of walking, using the route which includes "BI" Street, the "Construction and Visitor's Gate" and 13th Avenue. All EDNC Personnel parking in Parking Lot A shall log in and out with their Bayer-issued identification badges at the Bayer employee gate;

               (4)  Access to and from Parking Lot B (as
hereinafter defined) by all construction personnel (including all Construction Managers) and all maintenance support personnel shall be accomplished solely by way of the route which includes Highway FM 565, West Bay Road, 10th Avenue and "BI" Street;

               (5) Access to and from Parking Lot B and the Leased Premises by all construction personnel and maintenance support personnel who are entitled to park in such parking lot shall be accomplished solely by walking, using the same routes and procedures which are described in subsection V(3) of this Exhibit D, provided, however, that any construction personnel and maintenance support personnel who are driving vehicles which are needed to support the construction or maintenance activity that is to be performed at the Leased Premises, may proceed directly to the Leased Premises (after logging in) solely by means of the route which includes West Bay Road, 10th Avenue, "BI" Street, the Construction and Visitor's Gate and 13th Avenue;

               (6) Access to and from the Leased Premises for transporting all products, raw materials and wastes and for making other deliveries (other than those which relate to any construction activities) to and from the Leased Premises shall be accomplished solely by way of the same routes and procedures described in subsection IV(8) of this Exhibit D;

               (7) Access to and from the Leased Premises for making any deliveries to and from the Leased Premises relating to construction activities shall be accomplished solely by way of the route which includes Highway FM 1405, Highway FM 565, West Bay Road, 10th Avenue and "BI" Street; and

               (8) Access to and from any other areas of the Bayer Baytown Plant by EDNC Personnel shall be accomplished over routes which are reasonable under the circumstances, but only to the extent that such access is reasonably necessary for the conduct of their business thereon.

          VI.  Post-Construction Parking Easements.

               (1)  Those EDNC Personnel (except EDNC
non-managerial employees) who are driving Company Cars and those construction personnel and maintenance support personnel who are permitted to drive their vehicles to the Leased Premises pursuant to subsection V(5) of this Exhibit D shall park on the Leased Premises;

               (2) All EDNC non-managerial employees and all other EDNC Personnel who are not driving Company Cars shall park in the area ("Parking Lot A") comprised of Block 11 B1 and 12 B1, as shown on the Post-Construction Easements Drawing;

               (3) All construction personnel (including the Construction Managers) who are not driving Company Cars and all maintenance support personnel shall park in the area ("Parking Lot B") shown as Block 11 B on the Post-Construction Easements Drawing; and

               (4) For purposes of paragraph (2) hereof, such EDNC Personnel may use up to a maximum of twenty (20) non-designated parking spaces in Block 11 B1 and 12 B1. For purposes of paragraph (3) hereof, such construction personnel and maintenance support personnel may use up to a maximum of fifty
(50) non-designated parking spaces in Block 11 B.

          VII. Disabled Persons. Notwithstanding anything in this Ground Lease to the contrary, all EDNC Personnel and construction personnel who are disabled to any extent shall enjoy the benefits of the easements provided hereby subject, however, to such reasonable limitations as Bayer's safety manager or safety director may approve, which approval must be requested in advance by EDNC.

                                 EXHIBIT E

                       INDUSTRIAL DISTRICT AGREEMENT

                            See attached copy.


                                 EXHIBIT F

                            SERVICES AGREEMENT

                            See attached copy.